PROSPECTUS SUPPLEMENT NO. 3

FILED PURSUANT TO RULE 424(b)(3)

TO PROSPECTUS DATED

REGISTRATION STATEMENT NO.

AUGUST 11, 2018

333-226315

JOSHUA GOLD RESOURCES INC.

62,912,797 Shares of Common Stock Offered by Selling Stockholders

This Prospectus Supplement No. 3 supplements our Prospectus dated August 11, 2018 (the “Prospectus”) that forms a part of our Registration Statement on Form S-1 (Securities and Exchange Commission File No. 333-226315).  This Prospectus Supplement No. 3 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Securities and Exchange Commission on May 15, 2019 (the “Annual Report”).  Accordingly, we have attached the Quarterly Report to this Prospectus Supplement.  This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus and all prior supplements thereto, which are required to be delivered with this Prospectus Supplement.  If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

These securities involve a high degree of risk.  You should carefully consider the risks identified under the caption “Risk Factors” beginning on Page 4 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is May 15, 2019.

INDEX TO FILINGS

Attachment

Quarterly Report on Form 10-Q for the quarterly

     A

period ended March 31, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)

☒ QUARTERLY REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2019

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission File Number: 000-53809

JOSHUA GOLD RESOURCES INC.

 (Exact name of registrant as specified in its charter)

Nevada	27-0531073
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 Perry Street, Woodstock, Ontario, Canada N4S 3C4

(Address of principal executive offices)

(877) 539-6109

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No☐

Indicated by check mark whether the registrant has submitted electronically  every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).Yes ☒ No ☐

Check whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company, or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☒	Smaller Reporting Company ☒

               Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check whether the issuer is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes  ☐    No  ☒

Securities registered pursuant to Section 12(b) of the Act:  None; not applicable.  As of May 14, 2019, there were 121,041,942 shares of common stock, par value $0.0001, issued and outstanding.

JOSHUA GOLD RESOURCES INC.

FORM 10-Q

PART I---FINANCIAL INFORMATION

Item 1. Financial Statements.

The Unaudited Condensed Interim Financial Statements of Joshua Gold Resources Inc., a Nevada corporation (the “Company,” “Joshua Gold,” “we,” “our,” “us” and words of similar import) were prepared by management and commence on the following page, together with related notes.  In the opinion of management, the Unaudited Condensed Interim Financial Statements fairly present the financial condition of the Company.

Joshua Gold Resources Inc.

Index to the Unaudited Condensed Interim Financial Statements

Unaudited Condensed Interim Balance Sheets as at March 31, 2019 and December 31, 2018

Unaudited Condensed Interim Statements of Operations for the three month period ended March 31, 2019 and March 31, 2018
Unaudited Condensed Interim Statements of Stockholders’ Equity (Deficit) for the three month period ended March 31, 2019 and March 31, 2018
Unaudited Condensed Interim Statements of Cash Flows for the three month period ended March 31, 2019 and March 31, 2018
Notes to Unaudited Condensed Interim Financial Statements for the three month periods ended March 31, 2019 and March 31, 2018

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Balance Sheets

Presented in US Dollars

ASSETS	March 31, 2019	December 31, 2018
Current Assets
Cash	$ 7,418	$ 10,356
Accounts receivable and other assets	6,632	7,132
Notes receivable (Note 7)	29,698	29,698
Total Current Assets	43,748	47,186
Other Assets
Mineral properties (Note 3)	1	1
TOTAL ASSETS	$ 43,749	$ 47,187

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 279,157	$ 304,322
Accrued liabilities	22,368	22,261
Advances from shareholders (Note 4)	339,891	294,433
Dividends Payable	312,962	305,329
Due on mineral rights current portion (Note 5)	37,405	37,225
Total Liabilities	991,783	963,570

Stockholders' Equity
Preference Shares, $0.0001 par value; 100,000,000	24	24
shares authorized; 240,000 shares issued and
outstanding (December 31, 2018 – 240,000) (Note 6)
Common Stock, $0.0001 par value; 400,000,000
shares authorized; 121,041,942 shares issued and
outstanding (December 31, 2018 –121,041,942) (Note 6)	12,095	12,095
Additional Paid In Capital (Note 6)	9,095,193	9,095,193
Shares to be Issued (Note 6)	1,818,530	1,793,530
Accumulated other comprehensive (loss) income	52,010	68,244
Deficit accumulated during development stage	(11,925,886)	(11,885,469)
Total Stockholders' Equity	(948,034)	(916,383)
Total Liabilities and Stockholders' Equity	$ 43,749	$ 47,187

See accompanying notes to the unaudited condensed interim financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Statements of Stockholders’ Equity (Deficit)

For the three month period ended March 31, 2019 and year ended December 31, 2018

	Preferred Stock		Common Stock		Additional Paid-in Capital	Stock to be Issued	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Par Value	Shares	Par Value

Balance – December 31, 2017	240,000	$24	121,368,942	$12,127	$9,095,173	$1,632,192	$60,149	($11,568,937)	($769,272)
Cancelation of Stock (Note 6)			(327,000)	(32)	20	-			(12)
Stock to be issued to investors (Note 6)				-	-	11,338			11,338
Stock to be issued for compensation (Note 6)						150,000			150,000
Foreign currency translation							8,095		8,095
Net loss								(266,955)	(266,955)
Dividends								(49,577)	(49,577)
Balance – December 31, 2018	240,000	$24	121,041,942	$12,095	$9,095,193	$1,793,530	$ 68,244	($11,885,469)	($916,383)
Stock to be issued to investors (Note 6)				-	-				-
Stock to be issued for compensation (Note 6)						25,000			25,000
Foreign currency translation							(16,234)		(16,234)
Net loss								(32,784)	(32,784)
Dividends								(7,633)	(7,633)
Balance – March 31, 2019	240,000	$24	121,041,942	$12,095	$9,095,193	$1,818,530	$ 52,010	($11,925,886)	($948,034)

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Statements of Operations and Comprehensive Loss

	Three months ended	Three months ended
	March 31, 2019	March 31, 2018
OPERATING EXPENSES

Consulting Fees (Note 7)	$28,000	$28,000
Professional fees	18,599	7,693
General and administrative	1,023	123
Exploration	-	1,315
Foreign exchange (gain) loss	(14,838)	1,135
TOTAL OPERATING EXPENSES	32,784	38,266

NET LOSS	(32,784)	(38,266)

OTHER COMPREHENSIVE INCOME
Loss on foreign currency translation	(16,234)	(2,829)
NET LOSS AND COMPREHENSIVE LOSS	($49,018)	($41,095)

NET LOSS	($32,784)	($38,266)
Dividends on Preferred Stock	(7,633)	-
NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS	($40,418)	($41,095)

LOSS PER SHARE - BASIC AND DILUTED	$0.0003	$0.0003
WEIGHTED NUMBER OF SHARES
OUTSTANDING - BASIC AND DILUTED	121,041,942	121,368,942

See accompanying notes to the unaudited condensed interim financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Unaudited Condensed Interim Statement of Cash Flows

	Three months ended	Three months ended
	March 31, 2019	March 31, 2018
CASH FLOWS FROM OPERATIONS
OPERATING ACTIVITIES
Loss from continuing operations	$ (32,784)	$ (38,266)
Adjustments for non-cash items:
Stock based compensation	25,000	25,000
Adjustments for changes in working capital:
Accounts receivable and other assets	500	13,990
Accounts payable and accrued liabilities	(24,878)	9,490

NET CASH USED IN OPERATING ACTIVITIES	(32,162)	5,952

FINANCING ACTIVITIES
Advances from stockholders	45,458	-
Proceeds on issuance of capital stock	-	-
Proceeds for stock to be issued	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	45,458	-

INVESTING ACTIVITIES
Mineral rights	-	-
Acquisition of equipment	-	-
NET CASH USED IN INVESTING ACTIVITIES	-	-
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(16,234)	(2,829)
NET (DECREASE) INCREASE IN CASH	(2,938)	3,123
CASH, BEGINNING OF YEAR	10,356	4,105
CASH, END OF YEAR	$ 7,418	$ 7,228

See accompanying notes to the unaudited condensed interim financial statements

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

1.

Nature of Operations

Joshua Gold Resources Inc. (referred to herein as “Joshua”, or the “Company”) was incorporated on July 10, 2009 in the State of Nevada, USA.

The Company operates as a mineral exploration business headquartered at 35 Perry Street, Unit 2, and Woodstock, Ontario, Canada. Its principal business activity is the acquisition, exploration and development of mineral property interests in Canada.  The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to financing and developing these property interests.

The Company has the rights to six mineral properties in Ontario and in the Northwest Territories, Canada. There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves, which are economically recoverable.

Going Concern

The unaudited condensed interim financial statements have been prepared on a going concern basis.  The going concern basis of presentation assumes that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of operation.

The Company has incurred a net loss of $32,784 for the three month period ended March 31, 2019, and a working capital deficit of $948,034. As an exploration stage entity, the Company has not yet commenced its mining operations and accordingly does not have any revenue. This casts substantial doubt on the Company’s ability to continue as a going concern unless it can begin to generate net profit and raise adequate financing.

The Company has been seeking additional debt or equity financing to support its operations until it becomes cash flow positive.  There can be no assurances that action and plan such as above will be sufficient for the Company to continue operating as a going concern.

The unaudited condensed interim financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts classified as liabilities that might be necessary should the Company be unable to continue in existence. These adjustments could be material.

2.

Significant Accounting Policies

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10–Q and Rule 10 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these unaudited condensed interim financial statements. These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2018, as filed with the SEC on April 1, 2019. Operating results for the three month ended March 31, 2019 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2019.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

2.

Significant Accounting Policies - continued

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.  Some of the Company's more significant estimates include those related to uncollectible receivables, the fair value of stock-based compensation and other equity instruments, and the recoverability of mineral properties.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Fair Value of Financial Instruments

In accordance with ASC 820, Fair Value Measurement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Company assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 -	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -

Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 -	Inputs to the valuation methodology are unobservable and significant to the fair value.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740, Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

2.

Significant Accounting Policies – continued

Stock-based Compensation

The Company accounts for Stock-Based Compensation in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements measured based on the fair value of the equity or liability instruments issued, when granted in exchange for employee services.

Awards granted to non-employees fall under ASC 505-50 and are recognized based on the fair value of the goods or services received or the equity instruments, whichever is more reliable.

Net Earnings (Loss) Per Share

The Company accounts for earnings (loss) per share pursuant ASC 260, Earnings Per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. The weighted average number of shares outstanding has been adjusted for the effects of stock dividends, stock splits, and reverse stock splits.

There were no dilutive financial instruments for the periods ended March 31, 2019 and 2018.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying unaudited condensed interim financial statements, other than those disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

3.

Mineral Property Interests

Balance at January 1, 2017 (a) (b)	$ 1
Rollo Property (c)	25,000
Janes Reef Property (d)	16,000
Asquith Property (e)	10,000
C1 Mortimer Property (f)	941,460
Impairment charge	(992,459)
Balance at December 31, 2018 and March 31, 2019	$ 1

a)

Carson Property

On December 23, 2010, the Company entered into a mineral property acquisition agreement with 2214098 Ontario Ltd. pursuant to which the Company acquired the mining lease to the Carson Property. Under the acquisition agreement, the Company was required to pay:

1.

Cash consideration of $99,060 (CDN$100,000) to be paid according to an installment schedule between April 30, 2011 and December 31, 2015;

2.

Equity consideration of 1,000,000 shares of common stock to be issued on or before March 30, 2011; and

3.

Royalty of 3% of all net smelter returns upon commencement of commercial production of the property.

The Carson Property is 1,812 acres in area and is located north by north-west of the City of Yellowknife, in the Northwest Territories, Canada. The Company’s interest in the property consists of a 21 year mining lease, which expires on June 30, 2024 and for which the Company was responsible for making annual lease payment of $1,141, in order to keep the lease in good standing.

On December 13, 2012, the Company terminated its acquisition agreement for the Carson Property with 2214098 Ontario Ltd. Under the terms of the agreement, the Company returned the property to the vendor, and both parties are released from any further obligation under the agreement.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

3.

Mineral Property Interests - continued

a)

Carson Property - continued

The Company had reflected the termination as a loss on disposal of mineral property on the statement of operations of $112,686 for the year ended December 31, 2012.

During 2016, the Company reacquired the Carson Property in exchange for 300,000 shares of common stock to be issued valued at $15,000.

In 2016 the Company recognized an impairment charge of $15,000 on the carrying value of the Carson Property based on the substantial doubt of the Company’s ability to raise adequate financing.

b)

 Kenty Gold Property

McClay Conveyed Property.  On October 4, 2012, the Company entered into and closed a mineral property acquisition agreement (the “McClay Agreement”) with Brian McClay, a British Columbia, Canada resident (“McClay”), pursuant to which McClay agreed to sell to the Company an undivided one hundred percent (100%) interest in and to certain mineral interests found on the Kenty Gold Property located in the Townships of Swayze and Dore, Ontario, Canada (the “McClay Conveyed Property”).

As consideration for the sale of the McClay Conveyed Property, the Company agreed to deliver the following to McClay in the manner set forth below:

(a)

Closing Date.  CDN$50,000 within three (3) business days following the closing date.

(b)

February 4, 2013.

(i)

CDN$100,000 on or before February 4, 2013; and

(ii)

200,000 common shares of Company on or before February 4, 2013.

(c)

April 4, 2013.

(i)

CDN$150,000 on or before April 4, 2013; and

(ii)

200,000 common shares of Company on or before April 4, 2013.

(d)

October 4, 2013.

(i)

CDN$300,000 on or before October 4, 2013; and

(ii)

250,000 common shares of Company on or before October 4, 2013.

(e)

April 4, 2014.

(i)

CDN$300,000 on or before April 4, 2014; and

(ii)

250,000 common shares of Company on or before April 4, 2014.

(f)

October 4, 2014.

(i)

CDN$300,000 on or before October 4, 2014; and

(ii)

250,000 common shares of Company on or before October 4, 2014.

(g)

April 4, 2015.

(i)

CDN$300,000 on or before April 4, 2015; and

(ii)

550,000 common shares of Company on or before April 4, 2015.

(h)

Reserve.  Upon completion of a NI 43-101 compliant Indicated Reserve of 1,000,000 Troy Ounces of Gold (Aurum Metal) on the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(i)

Production.

(i)

Upon production of 1,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$1,000,000 to McClay.

(ii)

Upon production of 3,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(iii)

Upon production of 5,000,000 Troy Ounces of Gold (Aurum Metal) from the McClay Conveyed Property, Company shall pay CDN$2,000,000 to McClay.

(j)

Early Buyout Option.  Company shall have the option of early buyout within one year of execution for a cash payment of CDN$750,000 and 750,000 common shares of Company.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

3.

Mineral Property Interests - continued

b)

Kenty Gold Property – continued

In addition, upon the Commencement of Commercial Production (as defined in the McClay Agreement), the Company shall pay to McClay a royalty in an amount equal to three percent (3%) of all Net Smelter Returns (as defined in the McClay Agreement) on minerals mined from the McClay Conveyed Property (the “Seller NSR”) on the terms and conditions as set out in the McClay Agreement.  Notwithstanding the foregoing, at any point in time following the closing date and upon the Company’s sole election, McClay shall sell to Company fifty percent (50%) of the Seller NSR for a purchase price of CDN$1,500,000.

During 2014, the Company recognized an impairment charge of $1,975,999 on the carrying value of the Kenty Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

As at December 31, 2016, a third party has filed a claim in the Ontario Superior Court of Justice, against the Company. The Company and its legal counsel have determined that the claim is without merit. The third party has made application claiming 100% ownership of the Kenty Property. The Company has responded in the Ontario Superior Court of Justice, with a counter application claiming the property was acquired from the Vendors, who at the time had an undivided 100% interest in the property. The Company has also claimed damages in the amount of CDN$1,000,000.

c)

Rollo Property

In 2017,  the Company entered into a mineral property acquisition agreement pursuant to which the Company acquired the mining lease to the Rollo Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 250,000 shares of common stock to be issued at $0.10 per share.

In 2017 the Company issued 250,000 shares of common stock in satisfaction of the purchase price for a total of $25,000.

In 2017, the Company recognized an impairment charge of $25,000 on the carrying value of the Rollo Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

d)

Janes Reef Property

In 2017, the Company entered into a mineral property acquisition agreement, pursuant to which the Company acquired the mining lease to the Janes Reef Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 160,000 shares of common stock to be issued at $0.10 per share.

In 2017, the Company issued 160,000 shares of common stock in satisfaction of the purchase price for a total of $16,000.

In 2017, the Company recognized an impairment charge of $16,000 on the carrying value on the Janes Reef Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

3.

Mineral Property Interests - continued

e)

Asquith Property

In 2017, the Company entered into a mineral property acquisition agreement. pursuant to which the Company acquired the mining lease to the Asquith Property. Under the acquisition agreement, the Company is required to pay:

1.

Equity consideration of 100,000 shares of common stock to be issued at $0.10 per share.

In 2017, the Company issued 100,000 shares of common stock in satisfaction of the purchase price for a total of $10,000.

In 2017, the Company recognized an impairment charge of $10,000 on the carrying value on the Asquith Property based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

f)

C1 Mortimer Property

In January 2017, the Company entered into a Joint Venture Agreement whereby it has an Option to acquire a fifty per cent (50%) interest in a claim known as the C1- Mortimer property. In order to earn the fifty per cent interest the Company must:

1.

Pay $10,000 CDN upon signing;

2.

Pay 10 million shares of common stock of the Company to the prospectors pro rata upon signing, which was reduced to 9,850,000 shares of common stock, of which 9,350,000 were issued and the remaining are included in stock to be issued.

3.

Spend five hundred thousand ($500,000) on mineral exploration on the property within 30 months of the signing anniversary.

4.

Grant Larry Silo first right of refusal on all exploration work.

5.

Pay the prospector owners, pro rata, CDN$750,000, within 30 months of the signing anniversary.

The current owner prospectors will retain a three per cent (3%) Net Smelter Royalty on the property.

On June 2, 2017, the payment of CDN$10,000 was changed to a payment of CDN$5,000 on June 5, 2017, plus CDN$5,000 paid on July 7, 2017. Total consideration of shares and these payments translated into USD amounted to $941,460. The Company recognized an impairment charge of $941,460 on the carrying value based on the substantial doubt of the Company’s ability to raise adequate financing to further develop and explore this property.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

4.

Advances From Stockholders

The Company has advances from related stockholders and various individuals and corporations who are not related parties.

	March 31, 2019	December 31, 2018

Due to Ben Ward – former CEO	$74,861	$74,861

During the year ended December 31, 2016, Ben Ward, the former CEO of the Company transferred personal shareholdings to a vendor of the Company and assumed the debt previously owed to the vendor. The amount is non-interest bearing, unsecured and has no specified terms of repayment.

Due to David Mason – former Director and Consultant	62,187	61,888

On February 18, 2013, the Company entered into a short term loan agreement with David Mason, at the time a director of the Company, in the amount of CDN$25,000, with 7,500 common shares. The loan was formerly interest bearing at 1% compounded monthly, with an original maturity of April 18, 2013 and if unpaid thereafter bearing interest at 22.5%. The loan is secured by a 10% interest in the C1 Mortimer property, which the Company no longer owns, or 150,000 common stock. As the maturity has passed, the amount plus accrued interest is now due on demand. Interest expense on the loan was CDN$12,287 ($9,154) in 2019 and CDN$10,250 ($7,737) in 2018, which is included in the amount of the loan.

Due to Benedetto Fuschino, President and CEO of the Company and to a company under his control. The amounts are non-interest bearing, unsecured and have no terms of repayment.	190,512	145,389

Due to Scott Keevil, stockholder and consultant to the Company, due to a company under his control. The amounts of the advances totalled CDN$10,000, these amounts are non-interest bearing, unsecured and have no terms of repayment.	7,481	7,445

Due to Dino Micacchi, stockholder and CFO of the Company, due to a company under his control. The amounts are non-interest bearing, unsecured and have no terms of repayment.	4,850	4,850
Advances From Stockholders	$ 339,891	$ 294,433

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

5.

Amounts Due On Mineral Rights Acquisitions

	March 31, 2019	December 31, 2018

Due to Hadrian Ventures re: Kenty Property	$37,405	$37,225

The Hadrian Ventures Loan is unsecured and has no set terms of repayment. Hadrian Ventures is controlled by Scott Keevil, stockholder and consultant to the Company.

6.

 Capital Stock

a)

Common Stock

For the three month March 31, 2019, the Company issued no shares of common stock.

Stock To Be Issued

For the three month ended March 31, 2019, 500,000 shares became issuable to directors and officers of the Company for services rendered. These transactions have been recorded as stock-based compensation having a total value of $25,000 within shares to be issued.

As at March 31, 2019, a further 10,814,316 have yet to be issued for services at the transaction price ranging from $0.05 to $0.15 per share for a total of $1,818,530.

b)

Preferred Stock

The Company has authorized Class A preferred stock available to be issued for $1.00 per share, are non-participating and non-voting and accrue cumulative dividends at the rate of 10% per annum. The Company may retract the stock at any time upon the payment of $1.00 per share plus any unpaid dividends. In the event of any wind-up of the Company, the Class A preferred stock has a priority distribution of $1.00 per share plus any unpaid dividends before any distribution to the common stockholders.

c)

Dividends

As at March 31, 2019, the Company was in arrears in dividends on preferred shares. The balance of dividends payable of $312,962 (2018 - $305,329) includes dividends of $206,400 (2018 - $206,400) and accrued interest of $106,562 (2018 -  $98,929), accrued at 10.0% interest compounded annually.

Preferred dividends for the three month ended March 31, 2019 had an effect of $nil on loss per share available to common stockholders.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

6.

 Capital Stock – continued

d)

Warrants

The Company has no warrants outstanding as of March 31, 2019.

e)

Stock-Based Compensation

The Company incurred stock-based compensation expense in connection with its compensation agreements for its directors and officers. Under these agreements, common stock may be issued as a signing bonus or at certain benchmark dates within an individual’s period of service. Stock-based compensation is calculated as the fair value of the stock issued or to be issued to an individual at the time the employment contract was signed  and is recorded at the time becomes owing to the individual. Stock issued to a director, manager, or employee may be deferred in the event that their contract requires the individual to remain employed with the Company for a specified time period after issuance.

For the three month ended March 31, 2019, the Company’s 500,000 shares became issuable in connection with stock-based compensation arrangements.

These shares were valued at $0.05 per share and resulted in compensation expense of $25,000. These fees were recorded as a component of consulting fees in the amount of $25,000 on the unaudited condensed interim statements of operations and comprehensive loss.

7.

Related Party Transactions

The following transactions with related parties were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the parties.

Refer to Note 6(a) for the disclosure of stock-based compensation to the CEO and CFO of the Company.

Refer to Note 4 related to advances from stockholders and debt settlements with related parties.

Receivable from Related Parties as at March 31, 2019 and December 31, 2018:

	March 31, 2019	December 31, 2018
Receivable from Benedetto Fuschino (i)	$ 10,698	$ 10,698
Receivable from Sabine Frisch for stock to be issued, Sabine Frisch is the wife of Scott Keevil a stockholder and consultant to the Company.	19,000	19,000
Receivable from related parties	$ 29,698	$ 29,698

(i)

Refer to Note 4 which shows $190,512 owed to Benedetto Fuschino and a company controlled by him, although there is no intention to net settle, overall his position is a net payable.

8.

Financial Instruments

Fair Values

The Company’s financial instruments consist of cash, notes receivable, accounts payable and accrued liabilities, dividends payable, advances from stockholders, and amounts due on mineral rights acquisition. The fair values of these financial instruments approximate their carrying values due to the short-term maturity of these instruments. The Company’s only financial instruments carried at fair value on the unaudited condensed interim balance sheet is cash, which is classified at Level 1 and is measured using quoted market prices. Furthermore, there were no transfers of financial instruments between Levels 1, 2, and 3 during the three month period ended March 31, 2019.

Joshua Gold Resources Inc.

(An Exploration Stage Company)

Notes to Unaudited Condensed Interim Financial Statements

For the three month period ended March 31, 2019 and 2018

8.

Financial Instruments - continued

Foreign Currency Risk

Foreign currency risk is the risk that changes in the rates of exchange on foreign currencies will impact the financial position or cash flows of the Company. The Company’s functional currency is the Canadian dollar, thus the Company is exposed to foreign currency risks in relation to certain payables that are to be settled in US funds. Management monitors its foreign currency exposure regularly to minimize the risk of an adverse impact on its cash flows.

Concentration of Credit Risk

Concentration of credit risk is the risk of loss in the event that certain counterparties are unable to fulfill its obligations to the Company. The Company limits its exposure to credit loss on its cash by placing its cash with high credit quality financial institutions. The Company does not have any cash in excess of federally insured limits. Sales taxes receivable are due from the Canadian government and notes receivable are due from stockholders with whom the Company also has advances payable. Subscriptions receivable are collateralized by the shares for which the subscriptions are paid.

Liquidity Risk

Liquidity risk is the risk that the Company’s cash flows from operations will not be sufficient for the Company to continue operating and discharge is liabilities. The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

Market Risk

Market risk is the risk that fluctuations in the market prices of minerals will impact the Company’s future cash flows. The Company is exposed to market risk on the price of gold, which will determine its ability to build and achieve profitable operations, the amount of exploration and development work that the Company will be able to perform, and the number of financing opportunities that will be available. Management believes that it would be premature at this point to enter into any hedging or forward contracts to mitigate its exposure to specific market price risks.

9.

Subsequent Events

There have been no events subsequent to the three months ended March 31, 2019.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Forward Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements generally are identified by the words “believes”, “project”, “expects”, “anticipates”, “estimates”, “intends”, “strategy”, “plan”, “may”, “will”, “would”, “will be”, “will continue”, “will likely result”, and similar expressions.  We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles.  These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview

With respect to this discussion, the terms “we” “us” “our” and the “Company” refer to Joshua Gold Resources Inc.

(a)	Corporate History and Background.

We were incorporated in the State of Nevada on July 10, 2009.  Prior to the Stock Purchase transaction described below in this Item 2, our business purpose was to seek the acquisition of or merger with, an existing private company.  Accordingly, we were engaged in organizational efforts in order to put us in a position where we could seek to target and eventually acquire an existing private company.

On June 4, 2010, Ben Fuschino, our sole officer and director at that time, sold his 35,000,000 shares of the Company’s common stock, which shares represented 100% of our issued and outstanding common stock, to Luc Duchesne and Robert Cormier for a total purchase price of $7,000 (the “Stock Purchase”).  Upon closing of the Stock Purchase, (i) Mr. Duchesne and Mr. Cormier held a controlling 100% ownership in the Company, (ii) we changed our business and became a start-up carbon measuring company and (iii) we changed our name to Bio-Carbon Systems International Inc. to better reflect our new business enterprise.

Immediately after the closing of the Stock Purchase, on June 4, 2010, we entered into a license agreement (the “Cormier License”) with R&B Cormier Enterprises Inc. (“Cormier Enterprises”), an Ontario corporation and a license agreement (the “GSN License”) with GSN Dreamworks, Inc., an Ontario corporation (“GSN”).  The Cormier License and GSN License (collectively, the “License Agreements”) granted the Company licensed intellectual property and technology to conduct airborne and other surveys of forested lands in areas that are difficult to access.  Those surveys would have been conducted in a statistically verifiable process designed for use in carbon trading programs to assess the potential value of the surveyed lands as carbon sequestration land parcels in carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs.

Also, on June 4, 2010, the Company entered into consulting agreements (collectively, the “Consulting Agreements”) with Mr. Duchesne and Mr. Cormier, pursuant to which Mr. Duchesne and Mr. Cormier agreed to provide the Company with management and advisory services with respect to the intellectual property licensed to the Company under the Cormier and GSN Licenses.

On December 23, 2010, the Company elected to terminate the License Agreements and Consulting Agreements as the Company determined that conditions were not in place for the successful exploitation of the technology covered by the License Agreements.  The termination did not given rise to any penalties against the Company as the termination was concluded through a mutual agreement of separation.

(b)	Current Business of Issuer, Acquisitions of Current Mineral Property Holdings, and Recent Material Transactions.

Upon termination of the aforementioned License and Consulting Agreements, the Company abandoned the carbon measuring business and became a mineral exploration company located in Oakville, Ontario through the acquisition of a mineral rights lease, as described in further detail below.  The Company’s principal business activity now is the exploration of mineral property interests.  The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to exploring mineral property interests.  There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves which are economically recoverable. In 2017, the Company moved its head office to Suite 2, 35 Perry Street, Woodstock, Ontario.

Liquidity and Capital Resources

We are an exploration stage company focused on developing our business in the mineral exploration sector.  Our principal business objective for the next twelve (12) months will be to continue to develop our business plan in this sector.

As of March 31, 2019, we had cash of $7,418 and current liabilities of $991,782.  We do not have sufficient capital to operate our business and will require additional funding to sustain operations through December 2019.  There is no assurance that we will be able to achieve revenues sufficient to become profitable.

We have incurred losses since inception and our ability to continue as a going-concern depends upon our ability to develop profitable operations and to continue to raise adequate financing.  We are actively targeting sources of additional financing to provide continuation of our operations.  In order for us to meet our liabilities as they come due and to continue our operations, we are solely dependent upon our ability to generate such financing.

There can be no assurance that the Company will be able to continue to raise funds, in which case we may be unable to meet our obligations and we may cease operations.

Net cash used in operating activities.  During the three month ended March 31, 2019, net cash used in operating activities was $32,162 compared with $5,952 provided by operating activities for the three month ended March 31, 2018.  The cash flow used in operating activities in the three month ended March 31, 2019 was primarily the result of professional fees during the period. The cash flow used in operating activities in the three month ended March 31, 2018 was primarily the result of exploration, administration, professional and consulting fees, which was partially offset primarily by adjustments for stock-based compensation.

Net cash used in investing activities.  During the three month ended March 31, 2019, net cash used in investing activities was $Nil and was $Nil for the three month ended March 31, 2018.

Net cash provided by financing activities.  During the three month ended March 31, 2019, net cash provided by financing activities was $45,458 compared with $nil provided by financing activities for the three month ended March 31, 2018. The cash flow provided by financing activities in the three month ended March 31, 2019 was primarily the result of advances from shareholders.

Results of Operations

Comparison of Three month ended March 31, 2019, to Three month ended March 31, 2018

We did not earn any revenues during the three month ended March 31, 2019, and March 31, 2018.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

Consulting Fees.  Consulting fees for the three month ended March 31, 2019 were maintained at the same level as for the three month ended March 31, 2018.  The consulting fees are attributable to the services payable in shares of common stock of the Company to the Chief Executive Officer and to the Chief Financial Officer.

Exploration Expenses.  Exploration expenses decreased to $Nil for the three month ended March 31, 2019 from $1,315 for the three month ended March 31, 2018.  The decrease in exploration expenses was primarily due to decreased activity.

General and Administrative Expenses.  General and administrative expenses increased to $1,023 for the three month ended March 31, 2019 from $123 for the three month ended March 31, 2018.  The increase in general and administrative expenses was primarily related to an increase in rental costs for core sample storage.

Professional Fees.  Professional fees increased to $18,599 for the three month ended March 31, 2019 from $7,693 for the three month ended March 31, 2018.  The increase in professional fees was primarily due to costs associated with filing the S-1 Registration Statement with the Securities and Exchange Commission.

Net Income (loss).  For the three month ended March 31, 2019, we incurred a net loss of $(32,874) as compared to a net loss of $(38,266) for the three month ended March 31, 2018.  The increase in net loss was primarily a result of increased costs described above.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Inflation

We do not believe that inflation has had in the past or will have in the future any significant negative impact on our operations.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

As we are a smaller reporting company, we are not required to provide the information required by this item.

Item 4.  Controls and Procedures.

(a)	Evaluation of disclosure controls and procedures.

We maintain disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) that are designed to assure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.  As required by Exchange Act Rule 13a-15(b), as of the end of the period covered by this report, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of our disclosure controls and procedures and concluded that our disclosure controls and procedures are ineffective as of the date of filing this Form 10-Q due to limited accounting and reporting personnel, inadequate accounting policies and procedures, and a lack of segregation of duties due to limited financial resources and the size of our company.  We will need to adopt additional disclosure controls and procedures prior to commencement of material operations.  Consistent therewith, on an on-going basis we will evaluate the adequacy of our controls and procedures.

(b)	Changes in internal control over financial reporting.

There were no changes in our internal controls over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II---OTHER INFORMATION

Item 1.  Legal Proceedings.

During the period covered by this Quarterly Report, no legal proceedings were commenced, and there were no material developments in already-pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company is a party or of which any of its property is subject.

Item 1A.  Risk Factors.

As we are a smaller reporting company, we are not required to provide the information required by this item.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds.

(a)

Unregistered Sales of Equity Securities.

During the quarterly period ended March 31, 2019, the Company did not issue any shares of the Company’s stock.

(b)

Use of Proceeds.

Not Applicable.

Item 3.  Defaults Upon Senior Securities.

None.

Item 4.  Mine Safety Disclosures.

As the mines operated by the Company are not located in the United States, we are not subject to the provisions of the Federal Mine Safety and Health Act of 1977 and are thus not required to provide the information required by this Item 4.

Item 5.  Other Information.

None.

Item 6. Exhibits.

INDEX TO EXHIBITS

Exhibit	Description

31.1	Certification of our Chief Executive Officer pursuant to Rule 13(a)-14(a)/15d-14(a) of the Securities Exchange Act of 1934, as amended

31.2	Certification of our Chief Financial Officer pursuant to Rule 13(a)-14(a)/15d-14(a) of the Securities Exchange Act of 1934, as amended

32.1	Certification of our Chief Executive Officer and our Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.

Dated: May 15, 2019	By:	/s/ Benedetto Fuschino
Benedetto Fuschino
President, Chief Executive Officer (Principal Executive Officer) and Director
Joshua Gold Resources Inc.

Dated: May 15, 2019	By:	/s/ Dino Micacchi
Dino Micacchi
Secretary-Treasurer, Chief Financial Officer (Principal Financial Officer) and Director